UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2010

Capella Education Company

(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers.

On May 6, 2010, the Company announced that Lois Martin, Senior Vice President and Chief Financial Officer, provided notice on May 3, 2010 that she intends to leave the Company. Ms. Martin will remain in her current role full-time while a search is completed to fill the Chief Financial Officer position. The Company and Ms. Martin have agreed she will remain employed until January 3, 2011.

In connection with Ms. Martin’s transition, she and the Company have agreed in principle, subject to final approval by the Company’s compensation committee on May 11, 2010, to a transition agreement for the remaining term of her employment (“Transition Agreement”). The Transition Agreement supercedes the terms of Ms. Martin’s employment offer letter, dated October 20, 2004, and the Addendum A thereto (the “Offer Letter”), and the Offer Letter will terminate as of the effective date of the Transition Agreement.

The material terms of the Transition Agreement are as follows:

•

Employment Commitment. During the transition period until January 3, 2011 (the “Transition Period”), Ms. Martin and the Company both commit she will remain employed with the Company, subject to the Company’s right to terminate Ms. Martin’s employment for Cause, as such term is defined in the Company’s Senior Executive Severance Plan.

•

Compensation and Benefits. During the Transition Period, Ms. Martin will continue to receive her current base salary and fully participate in the Company’s benefit plans, including the Company’s annual incentive bonus plan.

•

Duties and Authority. Ms. Martin will continue to serve full time as the Company’s Chief Financial Officer until such time as the Company appoints a successor. Following such appointment, Ms. Martin will continue to report to the Company’s CEO during the Transition Period, will assist with a smooth transition and will perform such other duties of an executive nature as may be requested by the CEO.

•

Retention Bonus. As an incentive for Ms. Martin to remain with the Company through the Transition Period, she will receive a $281,250 retention bonus, to be paid out over a twelve month period following her employment termination date.

•

Non-Compete Agreement. Ms. Martin will remain subject to the terms of the Confidentiality, Non-Competition and Inventions Agreement, dated November 15, 2004, which, among other things, prohibits her from competing with the Company or soliciting its employees for a twelve month period following her employment termination date.

•	Release of Claims. Ms. Martin will execute a general release of claims against the Company as consideration for the Transition Agreement and the payment of any retention bonus.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release dated May 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: May 6, 2010	By	/s/ GREGORY W. THOM
Gregory W. Thom
Vice President, General Counsel and Secretary